Exhibit 99.1

 Annual Shareholders MeetingDecember 11, 2018  TENGASCO, INC.  1

Annual Shareholders Meeting – December 11, 2018

Outline of Presentation

- Directors and Officers
- Forward Looking Statements
- Significant Activities Since The Last Shareholders Meeting
- Oil Prices
- Capital Spending and Drilling Results
- Kansas Production
- Borrowings on Credit Facility
- Financial Review
  - Nine months ended September 30, 2018 and 2017
  - Year ended December 31, 2017 and 2016
- 2019 Outlook
- Results of Voting
- Shareholder Questions

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 Annual Shareholders Meeting – December 11, 2018Directors and Officers   Peter SalasDirector, Chairman of the BoardElected to the Board in 2002 and as Chairman of the Board in 2004Matt BehrentDirector, Chairman of the Audit Committee, member of the Compensation CommitteeElected to the Board in 2007Rich ThonDirector, Chairman of the Compensation Committee, member of the Audit Committee, Elected to the Board in 2013Mike RugenCFO since 2009 and Interim CEO since 2013Cary SorensenVP, General Counsel, and Corporate Secretary since 1999  3

 Forward Looking StatementsExcept for the historical information contained in this review, the matters discussed in this presentation are forward-looking statements within the meaning of applicable securities laws, that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs and other services, land issues, federal and state regulatory developments and other risks more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC).  4

Annual Shareholders Meeting – December 11, 2018

Significant Activities Since The Last Shareholders Meeting

- Sold the Methane Facility assets in January 2018
  - Received $2.65 million
  - Recorded a gain on the sale of approximately $1.16 million
- Acquired most of the drilling program interest - $164K
- Continued to evaluate opportunities (primarily in Kansas, Oklahoma, New Mexico, and Texas)
  - Current inventory
  - Corporate
  - Acquisition of producing properties
  - Acreage
  - Non-operated opportunities
    - Drilled two wells – both were dry holes
    - Participated in seismic programs
  - Operated opportunities
    - Drilled two wells – one producer, one dry
    - Three polymers
  - Although we continue evaluating several opportunities, no agreements have been entered into by the Company to move forward with any of the opportunities currently under evaluation
- Cash position and credit facility
  - Approximately $3.2 million cash at 12/11/2018
  - $3 million borrowing base, subject to a credit limit based on current covenants of approximately $2.74 million
  - $0 drawn at 12/11/2018

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Annual Shareholders Meeting – December 11, 2018Capital Spending and Drilling Results($ Thousands)   YTD Est. FY 2017 Sep. 2018 2018Capital Spending (includes accruals): Drilling 70 418 467 Polymers - 244 244 Leasehold and Seismic 93 18 109 Field Vehicles 99 163 163 Acquire Drilling Program Interests - 164 164 Total Capital Spending 262 1,007 1,147Drilling, Polymers, and Recompletions: Wells Drilled 1 4 4 Wells Completed 1 1 1 Polymers - 3 3   6

 Annual Shareholders Meeting – December 11, 2018Average Monthly Oil Price Received($ per barrel)  7

 Annual Shareholders Meeting – December 11, 2018Average Daily Gross Operated Production For Selected Months(Barrels of Oil Per Day)  8

 Annual Shareholders Meeting – December 11, 2018Financial Summary – Continuing Operations($ Thousands, except per share data, sales volumes, and price per barrel)  9 Months Ended September 30, * 2018 2017 Change PercentRevenues 4,497 3,383 1,114 32.9%Production cost and taxes (2,502) (2,595) 93 3.6%DD&A (599) (658) 59 9.0%General & administrative (896) (860) (36) (4.2)%Net income from operations 500 (730) 1,230 168.5%Interest expense (4) (36) 32 88.9%Gain on sale of assets 34 5 29 580.0%Tax expense - - - 0.0%Net income (loss) 530 (761) 1,291 169.6%Net income (loss) per share – Basic and Diluted $ 0.05 $ (0.08) $ 0.13 162.5%Net Sales Volumes (MBbl) 73.0 76.5 (3.5) (4.6)%Oil Price ($/Bbl) $ 61.27 $ 43.92 $ 17.35 39.5%Production cost and taxes ($/Bbl – using net sales volumes) $ 34.28 $ 33.92 $ (0.36) (1.1)%* Operating results for the nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the year ended December 31, 2018.  9

 Annual Shareholders Meeting – December 11, 2018Financial Summary (includes discontinued operations)($ Thousands, except per share data, sales volumes, and price per barrel)  Year Ended December 31, 2017 2016 Change PercentRevenues 5,263 4,672 591 12.6%Production cost and taxes (3,933) (3,421) (512) (15.0)%DD&A (924) (1,139) 215 18.9%General & administrative (1,171) (1,405) 234 16.7%Impairment (non-cash charge) - (2,805) 2,805 100.0%Net income from operations (765) (4,098) 3,333 81.3%Interest expense (53) (102) 49 48.0%Gain on sale of assets 2 1 1 100.0%Tax benefit (expense) 242 - 242 N/ANet income (loss) (574) (4,199) 3,625 86.3% Net income (loss) per share – Basic and Diluted $ (0.06) $ (0.69) $ 0.63 91.3% Net Sales Volumes (MBbl) 102.4 108.3 (5.9) (5.4)%Oil Price ($/Bbl) $ 45.43 $ 37.53 $ 7.90 21.0%  10

 Annual Shareholders Meeting – December 11, 20182019 Outlook  Company will monitor oil prices and continue to manage our capital spending and borrowing levelsCompany will continue to identify and evaluate opportunitiesCurrent inventoryCorporateAcquisition of producing propertiesAcreageNon-operated opportunitiesProduction Cost & General and AdministrativeWhen wells go down and require repairs we will only perform the work if it is economic to do soContinue to review personnel, services and the service providers we use to determine if there are cost effective alternatives  11

 Annual Shareholders Meeting – December 11, 2018  The Company’s management and Board of Directors want to thank all of our employees and their families for their dedication and contribution to Tengasco. We also want to thank the shareholders for your continued support. We hope to see you again next year at our Shareholder Meeting in 2019  12

 Annual Shareholders Meeting – December 11, 2018  Results of Voting  13

 Annual Shareholders Meeting – December 11, 2018  Shareholder Questions to ManagementPlease state your name, confirm you are a shareholder of the Company, and direct your questions to Mike Rugen.  14